Exhibit 99.1

Moelis & Company Reports Fourth Quarter and Full Year 2025 Financial Results;

Declares Regular Quarterly Dividend of $0.65 Per Share and

Board Approves New $300 Million Share Repurchase Authorization

•
Record fourth quarter revenues of $487.9 million, up 11% from the prior year period
•
Full year 2025 GAAP revenues of $1,516.8 million; full year 2025 Adjusted revenues of $1,535.9 million, up 28% from the prior year
•
GAAP net income of $1.10 per share (diluted) for the fourth quarter of 2025 and $2.94 per share (diluted) for the full year; Adjusted net income of $1.13 per share (diluted) for the fourth quarter and $2.99 per share (diluted) for the full year
•
Fourth quarter Adjusted pre-tax margin of 28.6%; full year 2025 Adjusted pre-tax margin of 21.5% vs. 16.4% in 2024
•
Continued to execute on our growth strategy:
―
In 2025, we promoted 12 advisory professionals to Managing Director and hired nine Managing Directors
―
In early 2026, we promoted 13 advisory professionals to Managing Director
―
Additionally, one Managing Director focused on private credit secondaries will join our Private Capital Advisory team in the coming weeks
•
Strong balance sheet with cash and short-term investments of $848.8 million and no debt or goodwill
―
Declared regular quarterly dividend of $0.65 per share
―
Board of Directors approved a share repurchase authorization of up to $300.0 million
―
With respect to the 2025 performance year, we will have returned $283.6 million of capital to shareholders through dividends and share repurchases

NEW YORK, February 4, 2026 – Moelis & Company (NYSE:MC) today reported financial results for the fourth quarter and full year ended December 31, 2025. The Firm's fourth quarter revenues were $487.9 million and represented an increase of 11% from the prior year period. The Firm reported fourth quarter GAAP net income of $99.0 million, or $1.10 per share (diluted). On an Adjusted basis, the Firm reported net income of $97.6 million and $1.13 per share (diluted) for the fourth quarter of 2025, as compared with net income of $99.0 million, or $1.18 per share (diluted), in the prior year period.

The Firm's full year 2025 GAAP revenues were $1,516.8 million. On an Adjusted basis, the Firm's full year 2025 revenues were $1,535.9 million and represented an increase of 28% from the prior year. The Firm reported full year 2025 GAAP net income of $259.6 million, or $2.94 per share (diluted). On an Adjusted basis, the Firm reported net income of $256.4 million, or $2.99 per share (diluted) for full year 2025, as compared with net income of $150.4 million, or $1.82 per share (diluted), in the prior year. GAAP and Adjusted net income in full year 2025 include a net tax benefit of approximately $0.28 per share (diluted) related to the settlement of share-based awards.

"Our 2025 performance reflects strong momentum across the Firm and the strongest coverage platform in our history. As we enter 2026, we are well positioned to drive growth and deliver long-term value for our clients, shareholders, and team," said Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands except per share data)	2025	2024	Variance	2025	2024	Variance

Revenues	$487,935	$438,719	11%	$487,935	$438,719	11%
Income (loss) before income taxes	137,966	137,546	—	139,648	137,806	1%
Provision (benefit) for income taxes	38,950	37,701	3%	42,062	38,836	8%
Net income (loss)	99,016	99,845	-1%	97,586	98,970	-1%
Net income (loss) attributable to noncontrolling interests	11,151	10,446	7%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$87,865	$89,399	-2%	$97,586	$98,970	-1%
Diluted earnings (loss) per share	$1.10	$1.15	-4%	$1.13	$1.18	-4%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands except per share data)	2025	2024	Variance	2025	2024	Variance

Revenues	$1,516,796	$1,194,545	27%	$1,535,888	$1,201,520	28%
Income (loss) before income taxes	327,471	196,012	67%	330,461	196,649	68%
Provision (benefit) for income taxes	67,854	44,521	52%	74,105	46,247	60%
Net income (loss)	259,617	151,491	71%	256,356	150,402	70%
Net income (loss) attributable to noncontrolling interests	26,580	15,471	72%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$233,037	$136,020	71%	$256,356	$150,402	70%
Diluted earnings (loss) per share	$2.94	$1.78	65%	$2.99	$1.82	64%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $487.9 million in the fourth quarter of 2025, as compared with $438.7 million in the prior year period, representing an increase of 11%. The increase in fourth quarter revenues is attributable to an increase in average fees earned per completed transaction in M&A and Capital Markets, partially offset by a decline in Capital Structure Advisory, as compared with the prior year period.

For the year ended December 31, 2025, we earned GAAP revenues of $1,516.8 million, as compared with $1,194.5 million in the prior year. On an Adjusted basis, we earned revenues of $1,535.9 million in full year 2025, as compared with $1,201.5 million in the prior year, representing an increase of 28%. The increase in revenues in full year 2025 is attributable to an increase in average fees earned per completed transaction in M&A and Capital Markets, partially offset by a decline in Capital Structure Advisory, as compared with the prior year period.

We continue to execute on our strategy of organic growth, and in early 2026 we promoted 13 advisory professionals to Managing Director. As of the date of this release, we have 178 Managing Directors on our platform. Additionally, one Managing Director focused on private credit secondaries will join our Private Capital Advisory team in the coming weeks.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Expenses:
Compensation and benefits	$298,007	$257,145	16%	$298,007	$256,433	16%
% of revenues	61.1%	58.6%		61.1%	58.5%
Non-compensation expenses	$61,920	$50,063	24%	$60,444	$50,063	21%
% of revenues	12.7%	11.4%		12.4%	11.4%
Total operating expenses	$359,927	$307,208	17%	$358,451	$306,496	17%
% of revenues	73.8%	70.0%		73.5%	69.9%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Expenses:
Compensation and benefits	$1,017,076	$830,151	23%	$1,010,615	$829,045	22%
% of revenues	67.1%	69.5%		65.8%	69.0%
Non-compensation expenses	$225,857	$191,449	18%	$223,709	$191,449	17%
% of revenues	14.9%	16.0%		14.6%	15.9%
Total operating expenses	$1,242,933	$1,021,600	22%	$1,234,324	$1,020,494	21%
% of revenues	81.9%	85.5%		80.4%	84.9%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $359.9 million for the fourth quarter of 2025 and $1,242.9 million for the year ended December 31, 2025. On an Adjusted basis, operating expenses were $358.5 million for the fourth quarter of 2025, as compared with $306.5 million in the prior year period, and $1,234.3 million for the full year, as compared with $1,020.5 million in the prior year. The increase in operating expenses in the fourth quarter and full year 2025 is attributable to increased compensation and benefits expenses and non-compensation expenses as compared with the prior year periods.

Compensation and benefits expenses on a GAAP basis were $298.0 million for the fourth quarter of 2025 and $1,017.1 million for the year ended December 31, 2025. On an Adjusted basis, compensation and benefits expenses were $298.0 million for the fourth quarter of 2025, as compared with $256.4 million in the prior year period, and $1,010.6 million for the full year, as compared with $829.0 million in the prior year. The increase in Adjusted compensation and benefits expenses during both current year periods is primarily attributable to a higher bonus expense accrual, as a result of higher revenues earned, and increased headcount, as compared with both prior year periods.

Non-compensation expenses on a GAAP basis were $61.9 million for the fourth quarter of 2025 and $225.9 million for the year ended December 31, 2025. On an Adjusted basis, non-compensation expenses for the fourth quarter of 2025 were $60.4 million, as compared with $50.1 million in the prior year period. For full year 2025, Adjusted non-compensation expenses were $223.7 million, as compared with $191.4 million in the prior year. The increase in Adjusted non-compensation expenses for the fourth quarter and full year 2025 is primarily attributable to increased deal-related travel and entertainment expenses, including client conferences, occupancy costs, and communication and technology expenses.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Other income (expenses)	$9,958	$6,035	65%	$10,164	$5,583	82%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Other income (expenses)	$53,608	$23,067	132%	$28,897	$15,623	85%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income on a GAAP basis was $10.0 million for the fourth quarter of 2025 and $53.6 million for the year ended December 31, 2025. On an Adjusted basis, other income was $10.2 million for the fourth quarter of 2025, as compared with $5.6 million in the prior year period, and $28.9 million for the full year, as compared with $15.6 million in the prior year. The increase in Adjusted other income for the fourth quarter and full year 2025 is primarily attributable to higher net gains and income on financial assets.

In the third quarter of 2025, we recorded a gain of $19.1 million related to the sale of 5.0 million shares of our investment in MA Financial Group Limited. The gain of $19.1 million is included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s fourth quarter and full year 2025 operating results were taxed at our corporate effective tax rate of 30.1% and 22.4%, respectively, after taking into account the excess tax benefit of $24.3 million for the full year related to the delivery of equity-based compensation. Without the excess tax benefit of equity-based compensation, our effective corporate tax rate for the full year is 29.8%.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of December 31, 2025, we held cash and liquid investments of $848.8 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share. The $0.65 per share will be paid on March 26, 2026 to common stockholders of record on February 17, 2026. During the fourth quarter of 2025, we repurchased approximately 0.7 million shares of our common stock on the open market at an average price of $62.96/share. In full year 2025, we repurchased approximately 0.9 million shares of our common stock on the open market at an average price of $64.31/share, for a total cost of $61.0 million. With respect to the 2025 performance year, we will have returned $283.6 million in capital to shareholders through dividends and share repurchases.

In order to continue to execute on our capital management strategy, the Board of Directors approved a share repurchase authorization of up to $300.0 million with no expiration date. There is $1.5 million remaining under the prior authorization.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, February 4, 2026, accessible via telephone and the internet. Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder, and Chris Callesano, Chief Financial Officer, will review our fourth quarter and full year 2025 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-609-800-9909 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company ("Moelis") is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves its clients from locations across North and South America, Europe, the Middle East, and Asia-Pacific. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of Tax Receivable liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenues	$487,935	$438,719	$1,516,796	$1,194,545
Expenses
Compensation and benefits	298,007	257,145	1,017,076	830,151
Occupancy	10,254	8,337	35,169	29,908
Professional fees	9,566	6,485	29,768	27,056
Communication, technology and information services	15,158	13,465	56,850	50,573
Travel and related expenses	15,691	10,799	57,670	40,054
Depreciation and amortization	3,364	2,833	11,879	10,444
Other expenses	7,887	8,144	34,521	33,414
Total Expenses	359,927	307,208	1,242,933	1,021,600
Operating income (loss)	128,008	131,511	273,863	172,945
Other income (expenses)	9,958	6,035	53,608	23,067
Income (loss) before income taxes	137,966	137,546	327,471	196,012
Provision (benefit) for income taxes	38,950	37,701	67,854	44,521
Net income (loss)	99,016	99,845	259,617	151,491
Net income (loss) attributable to noncontrolling interests	11,151	10,446	26,580	15,471
Net income (loss) attributable to Moelis & Company	$87,865	$89,399	$233,037	$136,020
Weighted-average shares of Class A common stock outstanding
Basic	75,095,647	72,467,399	75,028,237	71,876,838
Diluted	79,615,876	77,734,437	79,232,743	76,611,948
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.17	$1.23	$3.11	$1.89
Diluted	$1.10	$1.15	$2.94	$1.78

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Non-compensation expenses	61,920	(1,476)	(a)	60,444
Other income (expenses)	9,958	206	(b)	10,164
Income (loss) before income taxes	137,966	1,682		139,648
Provision (benefit) for income taxes	38,950	3,112	(b)(c)	42,062
Net income (loss)	99,016	(1,430)		97,586
Net income (loss) attributable to noncontrolling interests	11,151	(11,151)	(d)	—
Net income (loss) attributable to Moelis & Company	$87,865	$9,721		$97,586
Weighted-average shares of Class A common stock outstanding
Basic	75,095,647	6,439,926	(d)	81,535,573
Diluted	79,615,876	6,439,926	(d)	86,055,802
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.17			$1.20
Diluted	$1.10			$1.13

(a)

Reflects an adjustment of $1.5 million related to expenses for new United Kingdom office space currently under construction. This adjustment for duplicate expenses will cease once the current location is vacated and the new space is occupied which is anticipated to commence during Q2 2026.

(b)

Tax Receivable Agreement ("TRA") liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was expense of $0.2 million.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, resulting in a net tax expense of $42.1 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.2 million, which is not included in the corporate tax provision for the period presented.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	257,145	(712)	(a)	256,433
Other income (expenses)	6,035	(452)	(a)(b)	5,583
Income (loss) before income taxes	137,546	260		137,806
Provision (benefit) for income taxes	37,701	1,135	(b)(c)	38,836
Net income (loss)	99,845	(875)		98,970
Net income (loss) attributable to noncontrolling interests	10,446	(10,446)	(d)	—
Net income (loss) attributable to Moelis & Company	$89,399	$9,571		$98,970
Weighted-average shares of Class A common stock outstanding
Basic	72,467,399	6,096,785	(d)	78,564,184
Diluted	77,734,437	6,096,785	(d)	83,831,222
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.23			$1.26
Diluted	$1.15			$1.18

(a)		Reflects a reclassification of $0.7 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(b)

TRA liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was expense of $0.3 million.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $0.4 million, we have a net tax expense of $38.8 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.3 million, which is not included in the corporate tax provision for the period presented.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Year Ended December 31, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,516,796	$19,092	(a)	$1,535,888

Compensation and benefits	1,017,076	(6,461)	(b)	1,010,615
Non-compensation expenses	225,857	(2,148)	(c)	223,709
Other income (expenses)	53,608	(24,711)	(a)(b)(d)	28,897
Income (loss) before income taxes	327,471	2,990		330,461
Provision (benefit) for income taxes	67,854	6,251	(d)(e)	74,105
Net income (loss)	259,617	(3,261)		256,356
Net income (loss) attributable to noncontrolling interests	26,580	(26,580)	(f)	—
Net income (loss) attributable to Moelis & Company	$233,037	$23,319		$256,356
Weighted-average shares of Class A common stock outstanding
Basic	75,028,237	6,466,250	(f)	81,494,487
Diluted	79,232,743	6,466,250	(f)	85,698,993
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$3.11			$3.15
Diluted	$2.94			$2.99

(a)	Reflects a reclassification of $19.1 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)	Reflects a reclassification of $6.5 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(c)

Reflects an adjustment of $2.1 million related to expenses for new United Kingdom office space currently under construction. This adjustment for duplicate expenses will cease once the current location is vacated and the new space is occupied which is anticipated to commence during Q2 2026.

(d)

TRA liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was expense of $0.8 million.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $24.3 million, we have a net tax expense of $74.1 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.8 million, which is not included in the corporate tax provision for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Year Ended December 31, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,194,545	$6,975	(a)	$1,201,520

Compensation and benefits	830,151	(1,106)	(b)	829,045
Other income (expenses)	23,067	(7,444)	(a)(b)(c)	15,623
Income (loss) before income taxes	196,012	637		196,649
Provision (benefit) for income taxes	44,521	1,726	(c)(d)	46,247
Net income (loss)	151,491	(1,089)		150,402
Net income (loss) attributable to noncontrolling interests	15,471	(15,471)	(e)	—
Net income (loss) attributable to Moelis & Company	$136,020	$14,382		$150,402
Weighted-average shares of Class A common stock outstanding
Basic	71,876,838	6,098,730	(e)	77,975,568
Diluted	76,611,948	6,098,730	(e)	82,710,678
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.89			$1.93
Diluted	$1.78			$1.82

(a)	Reflects a reclassification of $7.0 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)	Reflects a reclassification of $1.1 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(c)

TRA liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was expense of $0.6 million.

(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $13.0 million, we have a net tax expense of $46.2 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.6 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.